(h)(6)(ii)

May 23, 2014

Attention: President

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement dated February 25, 2009, between Voya Series Fund, Inc. and BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. (the “Agreement”), we hereby notify you of the changes to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Amended Exhibit A dated February 28, 2014, as a result of rebranding name changes that went into effect on May 1, 2014.

The Amended Exhibit A has also been updated to reflect the name change of ING SMID Cap Equity Fund to Voya Mid Cap Value Advantage Fund. It is important to note that ING SMID Cap Equity Fund changed its name to Voya SMID Cap Equity Fund on May 1, 2014, before the name change to Voya Mid Cap Value Advantage Fund took effect on May 23, 2014.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Fund by signing below.

Very sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President Voya funds

ACCEPTED AND AGREED TO:

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Peter G. Rigopoulos

Name:	Peter G. Rigopoulos

Title:	VP Relationship Executive , Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	Voya funds
Suite 100	Fax: 480-477-2700
Scottsdale, AZ 85258-2034	www.voya.com

May 23, 2014

AMENDED EXHIBIT A

(Dated: May 23, 2014)

THIS AMENDED EXHIBIT A is Amended Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”). For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

Voya Balanced Portfolio, Inc.

Voya Balanced Portfolio

Voya Intermediate Bond Portfolio

Voya Money Market Portfolio

Voya Series Fund, Inc.

Voya Capital Allocation Fund

Voya Core Equity Research Fund

Voya Corporate Leaders 100 Fund

Voya Global Target Payment Fund

Voya Large Cap Growth Fund

Voya Mid Cap Value Advantage Fund

Voya Money Market Fund

Voya Small Company Fund

Voya Strategic Allocation Portfolios, Inc.

Voya Strategic Allocation Conservative Portfolio

Voya Strategic Allocation Growth Portfolio

Voya Strategic Allocation Moderate Portfolio

Voya Variable Funds

Voya Growth and Income Portfolio

Voya Variable Portfolios, Inc.

Voya Australia Index Portfolio

Voya Emerging Markets Index Portfolio

Voya Euro STOXX 50® Index Portfolio

Voya FTSE 100 Index® Portfolio

Voya Global Value Advantage Portfolio

Voya Hang Seng Index Portfolio

Voya Index Plus LargeCap Portfolio

Voya Index Plus MidCap Portfolio

Voya Index Plus SmallCap Portfolio

Voya International Index Portfolio

Voya Japan TOPIX Index® Portfolio

Voya Russell™ Large Cap Growth Index Portfolio

Voya Russell™ Large Cap Index Portfolio

Voya Russell™ Large Cap Value Index Portfolio

Voya Russell™ Mid Cap Growth Index Portfolio

Voya Russell™ Mid Cap Index Portfolio

Voya Russell™ Small Cap Index Portfolio

Voya Small Company Portfolio

Voya U.S. Bond Index Portfolio

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